UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PEOPLES FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter) Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Value LLC Joseph Stilwell Peter Prickett
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 29, 2021, Joseph Stilwell and affiliated entities issued a press release relating to Peoples Financial Corporation, a copy of which is filed herewith.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION BY THE GROUP AND OTHER PARTICIPANTS OF PROXIES FROM THE ISSUER'S SHAREHOLDERS FOR USE AT THE ISSUER'S 2021 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN OUR PROXY SOLICITATION. OUR DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO SHAREHOLDERS OF THE ISSUER AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTPS://WWW.SEC.GOV.

The Stilwell Group Files Definitive Proxy Statement and Sends Letter to Shareholders of Peoples Financial Corporation

NEW YORK, March 29, 2021 /PRNewswire/ -- The Stilwell Group, one of the largest shareholders of Peoples Financial Corporation (the "Corporation") (OTCMKTS: PFBX), beneficially owning approximately 9.93% of PFBX's outstanding shares, today announced that it has delivered a letter to shareholders of the Corporation and filed a definitive proxy statement in support of its director nominee for election to the Board of Directors of the Corporation at the Corporation's 2021 Annual Meeting of Shareholders.

The full text of the letter follows:

March 29, 2021

Dear Fellow PFBX Owner,

Now that PFBX's board has increased the dividend from a parsimonious penny to a measly nickel (a 5x increase only 8 days after our last letter!), let us point out two more obvious steps for the directors to take.

#1: The Bank should be repurchasing shares so long as they remain below book value. This improves per share value as well as the share price. With capital levels so high, this step should have been taken YEARS ago.

#2: The Bank should adopt—and publicly announce—a NO-NEPOTISM policy. Passing the CEO role from father to son might be fine for a private company. For a public company like PFBX, we find it appalling.

To the Board—Adopt and announce a NO-NEPOTISM policy!

Sincerely,

Megan Parisi

MParisi@StilwellGroup.com

(212) 269-1551

Investor Contact:

The Stilwell Group

Megan Parisi

(212) 269-1551

mparisi@stilwellgroup.com

SOURCE The Stilwell Group